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                                                                Exhibit 99.1

EFFECTS OF THE MERGER

     Pursuant to the Merger Agreement, at the Effective Time, Chiles will merge with and into Noble Sub and each share of capital stock of Chiles issued and outstanding immediately prior to the Effective Time (other than shares of capital stock of Chiles owned by Chiles as treasury stock, which will be cancelled without any conversion thereof) will be converted into the right to receive shares of capital stock of Noble as follows:

          (i) Chiles Common Stock. Each share of Chiles Common Stock will be converted into the right to receive 0.75 of a share of Noble Common Stock.

          (ii) Chiles Preferred Stock. Each share of Chiles Preferred Stock will be converted into the right to receive one share of $1.50 Noble Preferred Stock having substantially the same rights, privileges, preferences and voting power as the Chiles Preferred Stock.


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     As a result of the Merger, the separate corporate existence of Chiles will cease and all of the properties, rights, privileges, powers and franchises of Chiles will vest in Noble Sub, which will be the surviving corporation in the Merger, and all of the debts, liabilities and duties of Chiles will attach to Noble Sub.

     Assuming no change in the number of shares of Chiles Common Stock outstanding at the Effective Time from the number outstanding on the record date for the Chiles Special Meeting, the number of shares of Noble Common Stock subject to issuance in the Merger in exchange for shares of Chiles Common Stock is approximately 28,598,835. Assuming no change in the number of shares of Chiles Preferred Stock outstanding at the Effective Time from the number outstanding on the record date for the Chiles Special Meeting, a total of 4,025,000 shares of $1.50 Noble Preferred Stock are subject to issuance in the Merger in exchange for shares of Chiles Preferred Stock.

     A total of 480,000 additional shares of Noble Common Stock are issuable upon consummation of the Merger in exchange for and upon the cancellation of Chiles Options then outstanding, in the event that each holder of Chiles Options approves such cancellation and exchange. See "Certain Provisions of the Merger Agreement -- Chiles Options."

     Based on the capitalization of Noble and Chiles as of the record date for the special meetings, and assuming the cancellation of the Chiles Options in exchange for 480,000 shares of Noble Common Stock, immediately after the Effective Time, the former holders of Chiles Common Stock and Chiles Options will hold approximately 37.4 percent of the then outstanding Noble Common Stock. Noble does not own any shares of Chiles Common Stock or Chiles Preferred Stock.
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INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Board of Directors of Chiles with respect to the Merger, stockholders of Chiles should be aware that certain persons may have direct or indirect interests in the Merger separate from those of the stockholders of Chiles generally, including those discussed below.

     Representation on Board of Directors. The Merger Agreement provides that the number of directors comprising Noble's Board of Directors at the Effective Time will be increased from seven to nine and that Noble will cause Marc E. Leland, a director of Chiles and P.A.J.W., to be elected to the Board of Directors effective as of the Effective Time. The Merger Agreement further provides that, subject to the approval of the nominating committee of the Board of Directors of Noble, Noble will cause Lawrence Chazen, an affiliate of P.A.J.W., or another designee of Chiles, to be elected to the Board of Directors effective as of the Effective Time. The nominating committee has not, as of the date hereof, met with Mr. Chazen to consider approval of his designation by Chiles, although it is scheduled to do so in late August 1994. Mr. Leland will be elected to serve until Noble's 1997 annual meeting of stockholders, and the other designee of Chiles will be elected to serve until Noble's 1996 annual meeting of stockholders.

     Marc E. Leland is Chairman of the Board of Directors of Chiles, and has been a director of Chiles since December 1989. Since 1984, Mr. Leland has served as President of Marc E. Leland & Associates, Inc., a company engaged in the business of providing financial advisory services to Gordon P. Getty and certain Getty family trusts. Mr. Leland is also a director of Caterair International Corporation. He is the President and sole director of P.A.J.W.


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     Lawrence Chazen has served as Chief Executive Officer of Lawrence J.
Chazen, Inc., a California registered investment adviser, since 1977, and has provided financial advisory services to Gordon P. Getty, the Gordon P. Getty Family Trust and other clients since 1977.

     In order to comply with the Bylaws of Noble, which require that each class of directors be as nearly equal in number as possible, one of the current members of the Board of Directors of Noble in the class whose term expires at the 1997 annual meeting of stockholders will become a member of the class whose term expires at the 1995 annual meeting.

     Executive Bonus Arrangements. Pursuant to resolutions adopted by the Compensation Committee of the Board of Directors of Chiles in May 1993, C. Ray Bearden, President and a director of Chiles, and Robert F. Fulton, Senior Vice President and a director of Chiles, will each be entitled to a cash bonus of $100,000 upon completion of the Merger or another specified business combination.

     Executive Severance Agreements. On July 1, 1993, Chiles entered into Severance Agreements with C. Ray Bearden and Robert F. Fulton. The Severance Agreements provide that, in the event of a "Termination Event" with respect to the employee within one year following a specified change in control of Chiles (which would include the Merger), Chiles will (i) pay to the employee a lump sum payment equal to one year's annual base salary plus one month's base salary for each year of service the employee had with Chiles, not to exceed a maximum lump sum payment of two years' annual base pay, (ii) continue the employee's medical, disability and life insurance coverage for up to two years or until substantially similar insurance coverage is provided by a subsequent employer and (iii) accelerate the vesting of the employee's unvested employee stock options by up to 30 percent. A "Termination Event" is defined to include (a) a termination of employment other than for cause (as defined), (b) a material diminution in the scope or nature of the employee's duties (subject to certain limitations), (c) a reduction in the employee's base salary of more than 10 percent (with certain exceptions), (d) a diminution in the employee's ability to participate in employee incentive or benefit plans, or (e) a required relocation of employee of more than 50 miles from the employee's then current location.

     Exchange of Options. Pursuant to the Merger Agreement, all outstanding Chiles Options will be exchanged at the Effective Time for an aggregate of 480,000 shares of Noble Common Stock (subject to adjustment and to the consent of all holders of such Chiles Options on or prior to the Effective Time). See "Certain Provisions of the Merger Agreement -- Chiles Options." Pursuant to such exchange, Messrs. C. Ray Bearden, Robert F. Fulton, Marc E. Leland, Winthrop A. Wyman, Edward L. Morse and John Slayton, each a director of Chiles, will receive 90,821, 63,575, 13,623, 13,623, 13,623 and 13,623 shares of Noble Common Stock, respectively, and the family of Jack Hilder, a deceased Chiles director, will receive 13,623 shares of Noble Common Stock. If the consent of all holders of the Chiles Options to the exchange described above is not obtained prior to the closing of the Merger, then Noble will take all necessary action to assume such Chiles Options, substituting Noble Common Stock for the Chiles Common Stock purchasable thereunder and making other appropriate adjustments as described under "Certain Provisions of the Merger Agreement -- Chiles Options."

     Registration Rights. P.A.J.W. will enter into an agreement with Noble providing P.A.J.W. certain rights to require Noble to register for sale under the Securities Act the shares of Noble Common Stock P.A.J.W. receives pursuant to the Merger. See "-- Limitations on Resale; Registration Rights."

     Indemnification. The Merger Agreement provides for broad indemnification of the officers and directors of Chiles, and obligates Noble to continue for six years Chiles' directors' and officers' liability insurance. See "Certain Provisions of the Merger Agreement -- Indemnification."

     Employee Benefit Plans. See "Certain Provisions of the Merger Agreement -- Chiles Employee Benefits" for a discussion of post-Merger arrangements regarding Chiles employee benefit plans.


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CONVERSION OF SHARES; PROCEDURE FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

     Subject to the terms and conditions of the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Noble, Chiles, Noble Sub or their respective stockholders, (i) each share of Chiles Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.75 of a share of Noble Common Stock and (ii) each share of Chiles Preferred Stock issued and outstanding immediately prior to the Effective Time (together with the shares of Chiles Common Stock issued and outstanding immediately prior to the Effective Time, the "Shares") will be converted into the right to receive one share of $1.50 Noble Preferred Stock.

     As soon as practicable after the Effective Time, each holder of a certificate that prior thereto represented Shares will be entitled, upon surrender thereof to Noble or its transfer agent, to receive in exchange therefor, as applicable (i) a certificate or certificates representing the number of whole shares of Noble Common Stock into which the shares of Chiles Common Stock so surrendered shall have been converted in such denominations and registered in such names as such holder may request, together with cash in lieu of any fraction of a share as described below, or (ii) a certificate or certificates representing the number of shares of $1.50 Noble Preferred Stock into which the shares of Chiles Preferred Stock so surrendered shall have been converted in such denominations and registered in such names as such holder may request. Following the Effective Time, Noble will cause to be mailed to each holder of certificates that represented Shares immediately prior to the Effective Time, at such holder's address as it appears on Chile's stock transfer records, a letter of transmittal and other information, advising such holder of the consummation of the Merger along with instructions to enable such holder to effect the exchange of stock certificates as contemplated by the Merger Agreement. CHILES STOCKHOLDERS SHOULD NOT FORWARD CERTIFICATES REPRESENTING CHILES COMMON STOCK OR CHILES PREFERRED STOCK TO NOBLE OR ITS TRANSFER AGENT UNTIL THEY HAVE RECEIVED INSTRUCTIONS AS TO THE MANNER OF SURRENDER. CHILES STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THEIR PROXIES.

     Until so surrendered and exchanged, each certificate that prior to the Effective Time represented Shares shall represent solely the right to receive Noble Common Stock (and cash in lieu of fractional shares as described below, if any) or $1.50 Noble Preferred Stock, as the case may be. Unless and until any such certificates shall be so surrendered and exchanged, no dividends or other distributions payable to the holders of Noble Common Stock or $1.50 Noble Preferred Stock, as of any time on or after the Effective Time, shall be paid to the holders of such certificates that prior to the Effective Time represented Shares; provided, however,
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that, upon any such surrender and exchange of such outstanding certificates, there shall be paid to the record holders of the certificates issued and exchanged therefor the amount, without interest thereon, of dividends and other distributions, if any, that theretofore were declared and became payable on or after the Effective Time with respect to the number of whole shares of Noble Common Stock or $1.50 Noble Preferred Stock, as the case may be, issued to such holder. Assuming an Effective Time on or prior to September 20, 1994, the initial quarterly cash dividend on shares of $1.50 Noble Preferred Stock issued upon consummation of the Merger will be payable on September 30, 1994 to holders of record of such shares at the Effective Time in respect of the full quarterly dividend period commencing on July 1, 1994 and ending on and including September 30, 1994. In such event, no dividend would be payable by Chiles on Chiles Preferred Stock in respect of such dividend period.

     All shares of Noble Common Stock and $1.50 Noble Preferred Stock issued upon the surrender for exchange of certificates that prior to the Effective Time represented Shares in accordance with the terms of the Merger Agreement (including any cash paid in lieu of fractional shares, as described below) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares. At and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of Noble Sub of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates that prior to the Effective Time represented Shares are presented to Noble Sub for any reason, they shall be cancelled and exchanged as provided in the Merger Agreement.

     No fractional shares of Noble Common Stock will be issued, and each holder of Chiles Common Stock who would otherwise be entitled to a fraction of a share of Noble Common Stock will, upon surrender of the certificates representing Chiles Common Stock held by such holder to Noble, be paid an amount in cash equal to the value of such fraction of a share based upon the closing sales price of Noble Common Stock, as reported on the NASDAQ National Market System, on the last day on which there is a reported trade in the Noble Common Stock prior to the date on which the Effective Time occurs. No interest will be paid on such amount.

     If any certificate for shares of Noble Common Stock or $1.50 Noble Preferred Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange has paid to Noble or its transfer agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Noble Common Stock or $1.50 Noble Preferred Stock in any name other than that of the registered holder of the certificate surrendered, or has established to the satisfaction of Noble or its transfer agent that such tax has been paid or is not payable.